TETRA TECHNOLOGIES, INC.
SECOND AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT
GRANT NOTICE
Pursuant to the TETRA Technologies, Inc. Second Amended and Restated 2018 Equity Incentive Plan (the “Plan”), TETRA Technologies, Inc., a Delaware corporation (the “Company”), has granted to the Outside Director listed below (“Participant”) an award (the “Award”) of Restricted Stock Units, as described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Participant:
Grant Date:
Number of Restricted Stock Units:
Vesting Schedule:

By electronically acknowledging and accepting this Award, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement effective as of the Grant Date. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entireties, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant agrees that the Grant Notice, the Agreement and the Plan constitute the entire agreement with respect to the Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and Participant.
TETRA Technologies, Inc.:                Participant:

By:

Name:                            Name:

Title:

EXHIBIT A
RESTRICTED STOCK UNIT AWARD AGREEMENT
Article I.
GENERAL
1.01Grant of RSUs.
(a)The Company hereby grants the number of Restricted Stock Units to the Participant as specified in the Grant Notice (the “RSUs”), effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”).
(b)Each RSU shall initially represent an unfunded, unsecured right to receive one share of the Company’s Common Stock (“Share”) or cash in lieu thereof pursuant to the terms and conditions of the Plan and this Agreement. As a holder of RSUs, the Participant has only the rights of a general unsecured creditor of the Company, unless and until settlement of the RSUs.
(c)All cash dividends and other distributions, including any dividend in Shares, made or declared with respect to the Company’s Shares (“Retained Distributions”) prior to the vesting of any RSU that has not otherwise been forfeited will be (i) subject to all restrictions placed on the Unvested RSUs (as herein defined) and (ii) held by the Company or its authorized representatives until the time (if ever) when the Unvested RSUs to which such Retained Distributions related become Vested RSUs. The Company will establish a separate bookkeeping account (“RSU Account”) for each Unvested RSU and credit the RSU Account on the date of payment with an amount equal to the Retained Distribution made on each Share for each Unvested RSU. Retained Distributions (including any Retained Distribution balance in the RSU Account) will immediately and automatically be forfeited upon forfeiture of the Unvested RSU with respect to which the Retained Distributions were paid or declared. No interest will be paid on any Retained Distributions.
1.02Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control and govern.
1.03Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article II.
VESTING, FORFEITURE, AND SETTLEMENT OF RSUS
2.01Vesting of RSUs. Subject to the terms and conditions of the Plan and this Agreement, the RSUs will become vested (“Vested RSUs”) according to the Vesting Schedule in the Grant Notice (the “Vesting Schedule”), except that any fraction of a RSU which would be vested will be accumulated and will vest only when a whole Vested RSU has accumulated.
2.02Forfeiture. In the event Participant ceases to be an Outside Director for any reason (voluntary or involuntary), Participant will immediately and automatically forfeit to the Company any RSUs that are not Vested RSUs (the “Unvested RSUs”) at the time Participant ceases to be an Outside Director, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Upon forfeiture of Unvested RSUs, the Participant will have no further rights with respect to the Unvested RSUs.
2.03Settlement of RSUs. Settlement of each Vested RSU, together with any related Retained Distributions, shall be in cash or Shares, or any combination thereof, as determined by the Administrator. If settled in Shares, each Vested RSU shall represent the right to receive one Share. If settled in cash, each Vested RSU shall represent the right to receive cash in an amount equal to the Fair Market Value of a Share on the date of vesting. Any related Retained Distributions shall be distributed in cash or, at the discretion of the Administrator, in that number of Shares having an aggregate Fair Market Value on the date of vesting equal to the amount of the Retained Distribution related to the Vested RSUs. Any Shares delivered to or on behalf of Participant in exchange for Vested RSUs shall (i) be delivered on or prior to the Settlement Date (as herein defined) following the Vesting Date and (ii) be subject to any further transfer or other restrictions as may be required by securities law or other applicable law as determined by the Company. Any settlement in cash shall be made on or prior to the Settlement Date. For purpose of this Agreement, the “Settlement Date” shall be any business day within the thirty (30) calendar day period following each Vesting Date. Notwithstanding the preceding provisions of this Section 2.03, Participant may elect to defer the delivery of cash or Shares, as applicable, in settlement of the Vested RSUs and any related Retained Distributions pursuant to the Restricted Stock Unit Deferral Election Form attached hereto as Exhibit B. Any such election shall be made in compliance with such rules and procedures as the Administrator prescribes from time to time.
2.04No Stockholder Rights. RSUs do not entitle Participant to any rights of a stockholder of the Company. Such rights will only exist with regard to Shares issued to Participant in settlement of any Vested RSUs once Participant has become the holder of record of such Shares.
Article III.
TAXATION
3.01Representation. Participant represents to the Company that Participant has had the opportunity to review with Participant’s own tax advisors the tax consequences of the RSUs and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant acknowledges that the Company does not have any tax withholding obligations with respect to the RSUs or upon vesting thereof.
Article IV.
OTHER PROVISIONS
4.01Adjustments. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.02Limited Transferability. The RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order.

4.03Regulatory Restrictions on Shares. Notwithstanding the other provisions of this Agreement, if at any time the Administrator determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of any Shares hereunder to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to Participant to (i) register for offering or resale, (ii) qualify for exemption under federal securities law, (iii) register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or (iv) continue in effect any such registrations or qualifications if made. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or appropriate to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.
4.04Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary in order to conform to Applicable Laws.
4.05Participant’s Representations. Notwithstanding any of the provisions hereof, Participant hereby agrees that (i) Participant will not acquire any Shares and (ii) the Company will not be obligated to issue any Shares to Participant hereunder, unless and until the issuance and delivery of such Shares complies with Applicable Laws. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The obligations of the Company and the rights of Participant are subject to all Applicable Laws.
4.06Investment Representations. Unless the Shares are issued to Participant in a transaction registered under applicable federal and state securities laws, Participant represents and warrants to the Company that all Shares which may be received hereunder will be acquired by Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to Participant in a transaction registered under the applicable federal and state securities laws, at the option of the Company, (i) a stop-transfer order against the Shares may be placed on the official stock books and records of the Company or at the transfer agent, and (ii) a legend indicating that such Shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on a stock certificates to ensure exemption from registration. The Company may require such other action or agreement by Participant as may from time to time be necessary or appropriate to comply with the federal, state and foreign securities laws or other Applicable Laws.
4.07Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the Participant.
4.08Delivery of Documents and Notices.

(a)Address for Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the electronic mail address, if any, provided for the Participant by the Company, or, upon deposit in the U.S. Post Office, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the Company in care of its Corporate Secretary and Stock Plan Administrator at 24955 Interstate 45 North, The Woodlands, Texas 77380, and to the Participant at the address appearing on the employment records of the Company, or at such other address as such party may designate in writing from time to time to the other party.
(b)Description of Electronic Delivery. The Plan documents including, but not limited to, the Plan, the Grant Notice, this Agreement, prospectuses, account statements, any reports of the Company provided generally to the Company’s stockholders, and all other forms of communication may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail or such other means of electronic delivery specified by the Company.
(c)Consent to Electronic Delivery; Electronic Signature. The Participant acknowledges that the Participant has read this Section 4.08 and consents to the electronic delivery of the Plan documents as described in Section 4.08(b). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may change the electronic mail address to which such documents are to be delivered at any time by notifying the Company of such revoked consent or revised electronic mail address by telephone, postal service or electronic mail. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such document that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

4.9Administrator Authority; Decisions Conclusive and Binding. Participant hereby (i) acknowledges that a copy of the Plan has been made available for his or her review by the Company, (ii) represents that he or she is familiar with the terms and provisions thereof, and (iii) accepts the Award subject to all the terms and provisions thereof. The Administrator will have the power to (x) interpret this Agreement, the Grant Notice and the Plan, (y) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and (z) interpret or revoke any such rules. Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Administrator upon any questions arising under the Plan, this Agreement or the Grant Notice.
4.10Claims. Participant’s sole remedy for any Claim (as defined below) shall be against the Company, and Participant shall not have any claim or right of any nature against any Parent, Subsidiary or affiliate of the Company, or any existing or former stockholder, director, officer or employee of the Company or any Parent, Subsidiary or affiliate of the Company. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 4.10. The term “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Agreement, the Grant Notice or the Plan, or an alleged breach of this Agreement, the Grant Notice or the Plan.

4.11Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Grant Notice. Each party to this Agreement and the Grant Notice acknowledges that (i) no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Grant Notice or the Plan, and (ii) any agreement, statement, or promise that is not contained in this Agreement, the Grant Notice or the Plan shall not be valid or binding or of any force or effect.
4.12Severability. Notwithstanding any contrary provision of the Grant Notice or this Agreement to the contrary, if any one or more of the provisions (or any part thereof) of the Grant Notice or this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Grant Notice or this Agreement, as applicable, shall not in any way be affected or impaired thereby.
4.13Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets.
4.14Compensation Recoupment. The Award (and all Shares thereunder) are subject to the Company’s ability to recover incentive-based compensation from Participant, as is or may be required by the provisions of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any regulations or rules promulgated thereunder, (ii) any other clawback provision required by applicable law or the listing standards of any applicable stock exchange or national market system, (iii) any clawback policies adopted by the Company to implement any such requirements, or (iv) any other compensation recovery policies as may be adopted from time to time by the Company including, as applicable, the Executive Incentive Compensation Recoupment Policy, as it may be amended, all to the extent determined by the Administrator in its discretion to be applicable to Participant.
4.15No Effect on Directorship. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue as an Outside Director of the Company.
4.16Construction. Headings in this Agreement are included for convenience and shall not be considered in the interpretation of this Agreement. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Agreement shall be construed according to its fair meaning and shall not be strictly construed against the Company.
4.17Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of an electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
4.18Modification. No change or modification of this Agreement or the Grant Notice shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties;

provided, however, that the Company may change or modify this Agreement or the Grant Notice without Participant’s consent or signature if the Administrator determines, in its sole discretion, that such change or modification is necessary or appropriate for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
4.19Section 409A Compliance. It is the intention of the Parties that this Agreement is written and administered, and will be interpreted and construed, in a manner such that no amount under this Agreement becomes subject to (i) gross income inclusion under Code Section 409A or (ii) interest and additional tax under Code Section 409A (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of the Section 409A Penalties. Accordingly, the Participant consents to any amendment of this Agreement which the Company may reasonably make in furtherance of such intention, and the Company shall promptly provide, or make available to, the Participant a copy of such amendment. Further, to the extent that any terms of the Agreement are ambiguous, such terms shall be interpreted as necessary to comply with, or an exemption under, Code Section 409A when applicable. Under no circumstances will the Company have any liability for any violation of Code Section 409A.
[End.]

EXHIBIT B
RESTRICTED STOCK UNIT AWARD AGREEMENT
DEFERRAL ELECTION FORM
Please complete this Deferral Election Form (the “Election Form”) and return a signed copy to the Corporate Secretary and Stock Plan Administrator of TETRA Technologies, Inc. (the “Company”) no later than [December 31, 2023] (the “Election Deadline”).
Name:    ______________________________________ (“Award Holder”)
NOTE: This Election Form relates to your [2024] non-employee director annual equity retainer, which is expected to be awarded in [2024] in connection with the Company’s annual stockholders’ meeting in the form of Restricted Stock Units (the “[2024] RSUs”), subject to your continued service with the Company through the applicable grant date. This Election Form does not apply to or govern any other equity awards you may receive from the Company. You must make a separate election with respect to subsequent equity awards to the extent permitted and in accordance with any rules established by the Company.
1.    Settlement of RSUs and Related Retained Distributions
In making this election, the following rules apply:
•The [2024] RSUs are expected to be granted in [2024] pursuant to a Restricted Stock Unit Award Agreement between you and the Company (the “Agreement”), subject to your continued service with the Company through the applicable grant date, and are subject to the terms of this Election Form (to the extent completed and returned by you), the Agreement, the TETRA Technologies, Inc. Second Amended and Restated 2018 Equity Incentive Plan (the “Equity Incentive Plan”) and the TETRA Technologies, Inc. Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”).
•Unless otherwise specified, capitalized terms used but not defined in this Election Form shall have the meaning attributed to them in the Agreement or the Equity Incentive Plan, as applicable.
•If you wish to defer settlement of the [2024] RSUs and the related Retained Distributions, you must complete this Election Form by the Election Deadline.
•If you do not wish to defer settlement of the [2024] RSUs and the related Retained Distributions, you do not need to complete this Election Form as any Shares and cash underlying your vested [2024] RSUs and the related Retained Distributions will automatically be paid to you as specified in the Agreement.
•Notwithstanding the foregoing, if you fail to complete and timely submit this Election Form for any reason, any Shares and cash underlying your vested [2024] RSUs and the related Retained Distributions will be paid to you at the default time specified in the Agreement.
2.    Deferral Election
If you would like to defer settlement of the [2024] RSUs and the related Retained Distributions, please select the following settlement dates to apply to the [2024] RSUs and the related Retained Distributions:
___    I hereby elect to receive any Shares and cash related to the [2024] RSUs and the related Retained Distributions upon the earlier to occur of (i) the consummation of a Change in Control and (ii) the date of my “separation from service” (within the meaning of Section 409A of the Code).
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3.     Signature
I understand that my rights to any Shares and cash underlying the [2024] RSUs and the related Retained Distributions are subject to the rights of the creditors of the Company in the event of its insolvency. I further understand that this Election Form will become effective and irrevocable as of the end of the day on______________________, which is the Election Deadline. Once I have elected the time of settlement of my [2024] RSUs and the related Retained Distributions by filing this completed Election Form with the Corporate Secretary and Stock Plan Administrator of the Company, I understand that (a) the settlement election will be irrevocable as of the Election Deadline, (b) the settlement election will control over any contrary payment time or event specified in the Agreement, and (c) the settlement election may not be changed at any time. I acknowledge that, if I do not complete and timely submit this Election Form, any Shares and cash underlying my vested [2024] RSUs and the related Retained Distributions will be settled at the default time specified in the Agreement.
By executing this Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Election Form, the Agreement, the Equity Incentive Plan and the Deferred Compensation Plan. Notwithstanding anything contained herein to the contrary, I acknowledge that if I am a “specified employee” (within the meaning of Section 409A of the Code) at the time of my separation from service with the Company, the settlement of the [2024] RSUs and the related Retained Distributions will be delayed until at least six months following the date of the separation from service to the extent necessary to comply with Section 409A of the Code. This Election Form is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Under no circumstances will the Company have any liability for any violation of Section 409A of the Code. I acknowledge that I have been advised to consult with my own tax advisor regarding the tax consequences of executing this Election Form. I agree to be responsible and assume all liability for and hereby agree to defend, release, indemnify, and hold harmless the Company, its officers, directors, employees, agents and affiliates against any claims, including but not limited to claims from the Internal Revenue Service (or any equivalent agency, as applicable) arising in connection with this Election Form and settlement of the [2024] RSUs and the related Retained Distributions.

PARTICIPANT                        TETRA TECHNOLOGIES, INC.

By:    ________________________            By:    ________________________
Name:    ________________________            Name:    ________________________
Date:    ________________________            Title:    ________________________
                            Date:    ________________________
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